Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
Ebix, Inc.
Atlanta, GA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement of our report dated April 9, 2007, relating to the consolidated financial statements as of and for the year ended December 31, 2006 and the 2006 schedule of Ebix, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP

Chicago, Illinois
February 23, 2010